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EXHIBIT 24

GANDER MOUNTAIN COMPANY

Power of Attorney
of Directors

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of GANDER MOUNTAIN COMPANY, a Minnesota corporation ("Company"), do hereby make, constitute and appoint MARK R. BAKER, ROBERT J. VOLD and ERIC R. JACOBSEN, and each or any one of them, the undersigned's attorney-in-fact, with full power of substitution, for the undersigned in any and all capacities to sign and affix the undersigned's name as such director and/or officer of said Company to an Annual Report on Form 10-K or other applicable form, and all amendments thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, with all exhibits thereto and other supporting documents, with said Commission, granting unto the attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

        IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 8th day of April, 2008.

/s/ Karen M. Bohn Karen M. Bohn	/s/ Marshall L. Day Marshall L. Day
/s/ Richard C. Dell Richard C. Dell	Gerald A. Erickson Gerald A. Erickson
/s/ Ronald A. Erickson Ronald A. Erickson	/s/ David C. Pratt David C. Pratt
/s/ Mark R. Baker Mark R. Baker

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  EXHIBIT 24
GANDER MOUNTAIN COMPANY Power of Attorney of Directors